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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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          Date of report (Date of earliest event reported): May 7, 2004


                                 FOOTSTAR, INC.
             (Exact Name of Registrant as Specified in Its Charter)



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

            1-11681                                 22-3439443
   (Commission File Number)            (I.R.S. Employer Identification No.)

        1 CROSFIELD AVENUE
        WEST NYACK, NEW YORK                       10994
(Address of Principal Executive Offices)          (Zip Code)

                                 (845) 727-6500
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

           On May 7, 2004, Footstar, Inc. (the "Company") and certain of its subsidiaries (together with the Company, "Sellers") consummated the sale of approximately 350 Footaction stores to certain subsidiaries of Foot Locker, Inc. ("Purchaser"), which constituted substantially all of the remaining assets of the Company's Athletic Division. The sale was completed pursuant to an Asset Purchase Agreement, dated as of April 13, 2004, as amended, among Sellers and Purchaser. The total purchase price, which was determined by arm's length negotiation between the parties, was approximately $225 million, subject to certain post-closing adjustments. Sellers did not have any prior relationship with Purchaser or its affiliates.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

           (b) Pro Forma Financial Information. No Pro Forma Financial Information is filed herewith. The Company is required to file pro forma financial information by amendment hereto not later than 60 days after the due date of this Current Report on Form 8-K.




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                                   SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 18, 2004
                                          FOOTSTAR, INC.


                                          By:  /s/ Maureen Richards
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                                               Maureen Richards
                                               Senior Vice President, General
                                               Counsel and Corporate Secretary




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